EXHIBIT 3

AMENDMENT OF AMENDED RIGHTS AGREEMENT
AND
CERTIFICATION OF COMPLIANCE WITH SECTION 26

Pursuant to Section 26 of the Amended Rights Agreement (“Agreement”) dated July 10, 2003, as amended on December 31, 2004 between Mpower Holding Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Rights Agent”), the Company and the Rights Agent hereby amend the Agreement as of June 30, 2005 as provided below.

1.  Paragraph 1(a) of the Agreement is hereby amended by adding the following sentence to the end of the paragraph: “Notwithstanding anything to the contrary in this paragraph, the numeric term “15%” shall be read as “20%” when referring to the Beneficial Ownership of Aspen Advisors LLC.”

The undersigned officer of the Company, being an appropriate officer of the Company and authorized to do so by resolution of the board of directors of the Company dated as of June 30, 2005 hereby certifies to the Rights Agent that these amendments are in compliance with the terms of Section 26 of the Agreement.

Acknowledged and agreed to this 30th day of June, 2005.

MPOWER HOLDING CORPORATION

By:	/s/ Russell I. Zuckerman
Russell I. Zuckerman
Senior Vice President, General Counsel and Secretary

Acknowledged and Agreed:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Roger Bernhammer
Roger Bernhammer
Vice President